AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               Zapworld.com, Inc.

                            emPower Acquisition, Inc.

                                       AND

                               EMPower Corporation

                          Dated as of December 17, 1999




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CONFIDENTIAL

                                INDEX OF EXHIBITS

Exhibit       Description
              ------------------------------------------------------------------

Exhibit A     Form of Agreement of Merger
Exhibit B     Priority and Exchange Ratio for Each Class/Series of Company Stock
Exhibit C     Warrants
Exhibit D     Form of Legal Opinion of Counsel to the Parent
Exhibit E     Form of Legal Opinion of Counsel to the Company

CONFIDENTIAL

                               INDEX OF SCHEDULES


Schedule                       Description
2               Disclosure Schedule
2.3(a)          Shareholder List
2.3(b)          Option and Warrant Holder List
2.5             Conflicts
2.6             Governmental and Third Party Consents
2.7             Company Financials
2.8             Undisclosed Liabilities
2.9             No Changes
2.10(b)         Tax Returns and Audits
2.12(a)         Leased Real Property
2.12(b)         Liens on Property
2.13            Government Authorizations
2.14(b)         Registered Intellectual Property Rights
2.14(f)         Intellectual Property In-Licenses
2.14(h)         Form of Proprietary Information, Confidentiality and Assignment
                  Agreement
2.14(i)         Third-Party Ownership Rights to Licensed Technology or
                  Intellectual Property
2.14(k)         Intellectual Property Obligations
2.15            Product Warranties and Standard Forms of Agreements
2.16(a)         Agreements, Contracts and Commitments
2.16(b)         Breaches
2.17            Change of Control Payments
2.18            Interested Party Transactions
2.20            Litigation
2.21            Insurance
2.24            Brokers/Finders Fees
2.25(b)         Employee Benefit Plans and Employees
2.25(d)         Employee Plan Compliance
2.25(g)         Post-Employment Obligations
2.25(i)(i)      Effect of Transaction
2.25(i)(ii)     Excess Parachute Payments
2.25(j)         Officers, Directors and Employees
2.25(k)         Labor
2.27            Bank Accounts
2.30            Unaccredited and Unsophisticated Shareholders
2.31(a)         Converted Creditors Consent
2.31(b)         Acceptance of Partial Payment in Exchange for Debt
2.6             Consent and Approval of Merger
8.2             Escrow Schedule


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

                                TABLE OF CONTENTS

                                                                            Page


THE MERGER....................................................................1

         The Merger...........................................................1
         Effective Time.......................................................2
         Effect of the Merger.................................................2
         Articles of Organization; Bylaws.....................................2
         Directors and Officers...............................................2
         Effect of Merger on Company Capital Stock............................2
         Effect of Merger on Merger Sub Common Stock..........................3
         Aggregate Shares to be Issued........................................3
         Allocation of Shares.................................................3
         Dissenters' Rights...................................................5
         Surrender of Certificates............................................5
         No Further Ownership Rights in Company Capital Stock.................7
         Lost, Stolen or Destroyed Certificates...............................7
         Tax Consequences.....................................................7
         Taking of Necessary Action; Further Action...........................7

REPRESENTATIONS/WARRANTIES OF THE COMPANY.....................................8

         Organization and Qualification.......................................8
         Subsidiaries.........................................................8
         Company Capital Structure............................................8
         Authority............................................................9
         No Conflict.........................................................10
         Consents 10
         Company Financial Statements........................................10
         No Undisclosed Liabilities..........................................10
         No Changes..........................................................11
         Tax and Other Returns and Reports...................................13
         Restrictions on Business Activities.................................14
         Title to Properties; Absence of Liens and Encumbrances..............15
         Governmental Authorization..........................................16
         Intellectual Property...............................................16
         Product Warranties; Defects; Liabilities............................20
         Agreements, Contracts and Commitments...............................20
         Change of Control Payments..........................................22
         Interested Party Transactions.......................................22
         Compliance with Laws................................................23
         Litigation..........................................................23
         Insurance...........................................................23
         Minute Books........................................................23

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         Environmental Matters...............................................23
         Brokers' Fees.......................................................24
         Employee Matters and Benefit Plans..................................24
         Hart-Scott-Rodino Act...............................................29
         Bank Accounts.......................................................29
         Indemnification Obligations.........................................29
         Board Approval......................................................29
         Shareholder Sophistication or Accredited Status.....................29
         Creditor Consents...................................................29
         Representations Complete............................................29

REPRESENTATIONS/WARRANTIES OF PARENT AND MERGER SUB..........................30

         Organization of Parent and Merger Sub...............................30
         Authority...........................................................30
         Parent Common Stock.................................................31
         SEC Filings; Parent Financial Statements............................31
         No Material Adverse Change..........................................32
         Litigation..........................................................32
         Brokers' Fees.......................................................32

SECURITIES ACT COMPLIANCE; REGISTRATION......................................32

         Securities Act Exemption............................................32
         Stock Restrictions..................................................32
         The Company Shareholders' Restrictions Regarding
           Securities Law Matters................................. ..........33

CONDUCT PRIOR TO THE EFFECTIVE TIME..........................................33

         Conduct of Business of the Company..................................33
         Notices  36
         No Solicitation.....................................................36

ADDITIONAL AGREEMENTS........................................................37

         Shareholder Approval................................................37
         Access to Information...............................................37
         Confidentiality.....................................................37
         Public Disclosure...................................................38
         Consents 38
         FIRPTA Compliance...................................................38
         Legal Conditions to the Merger......................................38
         Best Efforts; Additional Documents and Further Assurances...........38
         Notification of Certain Matters.....................................39
         Reorganization......................................................39
         Blue Sky Laws.......................................................39
         Indemnification.....................................................39
         Termination of Company Investor Rights..............................40
         401(k) Plan.........................................................40
         Raising of Additional Capital.......................................40

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

CONDITIONS TO THE MERGER.....................................................40

         Conditions to Obligations of Each Party to Effect the Merger........40
         Additional Conditions to Obligations of the Company.................41
         Additional Conditions to the Obligations of Parent and Merger
           Sub....................................... .......................42
         Consents/Covenants from Creditors...................................43

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...........................43

         Survival of Representations and Warranties..........................43
         Escrow Arrangements.................................................43

TERMINATION, AMENDMENT AND WAIVER............................................51

         Termination.........................................................51
         Effect of Termination...............................................52
         Amendment...........................................................52
         Extension; Waiver...................................................52

GENERAL PROVISIONS...........................................................52

         Notices  52
         Expenses 54
         Interpretation......................................................54
         Counterparts........................................................54
         Entire Agreement; Assignment........................................54
         Severability........................................................54
         Other Remedies......................................................54
         Governing Law.......................................................55
         Rules of Construction...............................................55
         Specific Performance................................................55
         Miscellaneous.......................................................55

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of December __, 1999 among Zapworld.com, Inc. ("Zapworld") a California corporation doing business at 117 Morris Street, Sebastopol, California 95472 ("Parent"), emPower Acquisition, Inc., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and EMPower Corporation, a Massachusetts corporation ("EMPower") doing business at 210 Broadway, Building 3, 3rd Floor, Everett, Massachusetts 02149 (the "Company").

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement, the California General Corporation Law ("California Law") and the Massachusetts Business Corporation Law ("Massachusetts Law"). Upon consummation of the Merger, the Company will be merged into the Merger Sub and the Company will cease to exist.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The Board of Directors of the Company has: (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

         D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, California Law and Massachusetts Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of the Company shall cease and the Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than one (1) business day following satisfaction or waiver of the conditions set forth in Article VII, at the law offices of Evers & Hendrickson, LLP, 155 Montgomery Street, 12th Floor, San Francisco, California 94104, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, in substantially the form attached hereto as Exhibit A (the "Agreement of Merger"), with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time") and with the Secretary of State of the Commonwealth of Massachusetts in accordance with the relevant provisions of Massachusetts Law. The parties currently intend that the Closing Date will occur on or prior to December 31, 1999.

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, power and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Organization; Bylaws

         (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Organization of the Merger Sub shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles. (As used in this Agreement, "Articles of Organization" shall mean the Articles of Organization and/or the Articles of Incorporation).

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The directors of Surviving Corporation immediately after the Effective Time shall be the directors of the Merger Sub, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation. The officers of Surviving Corporation immediately after the Effective Time shall be the officers of the Merger Sub, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6 Effect of Merger on Company Capital Stock. At the Effective Time, all shares of Company Capital Stock ("Company Capital Stock") and any right to acquire any shares of Company Capital Stock, including any options or warrants issued and outstanding, whether or not vested, shall cease to exist. The Company's Series B Preferred Stock, $0.001 par value ("Series B Preferred Stock"), and each share of the Series D Preferred Stock, $0.001 par value ("Series D Preferred Stock"), shall become a right to receive shares of Parent Common Stock as provided in Section 1.9 below.

         1.7 Effect of Merger on Merger Sub Common Stock. The shares of Merger Sub outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately thereafter and shall be unaffected by the transaction described herein.

         1.8 Aggregate Shares to be Issued. As consideration for the transactions described herein, Parent shall issue to the holders of Series B Preferred Stock and Series D Preferred Stock and certain creditors (the "Converted Creditors") of the Company shares of Parent Common Stock. The aggregate number of shares that Parent shall be obligated to issue shall equal the following:

                      T = 525,000 x (5.75/A)
     Where:

             T = the total number of shares of Parent Common Stock to be issued.

             A = the average of the daily closing sales price per
                 share of Parent Common Stock, as quoted on the OTC Bulletin Board, during the ten (10) trading days prior to the Closing, or, if any such day there are no sales reported, the average of the closing bid and ask prices for Parent Common Stock reported on that date.

If any of the Company's shareholders demand and perfect their dissenter's rights, the aggregate number of shares of Parent Common Stock to be issued shall be reduced by the number of shares that would have been issued to that shareholder if he, she or it had not demanded and perfected dissenter's rights.

         1.9 Allocation of Shares. The shares of Parent Common Stock to be issued pursuant to Section 1.8 shall be allocated among the Converted Creditors and holders of Series B Preferred Stock and Series D Preferred Stock in the manner described in Exhibit B to this Agreement. Each such shareholder shall be entitled to receive a percentage of Parent Common Stock to be allocated to the holder of such series of stock equal to the percentage of the outstanding shares of that series which the shareholder owns. Each Converted Creditor shall be entitled to receive a percentage of the Parent Stock to be allocated to the creditors equal to that set forth in Exhibit B. Holders of Company Common Stock, $0.001 par value ("Company Common Stock"), shall receive no consideration for the cancellation of the Company Common Stock in this Merger.

         (a) Reduction in Purchase Price - Liabilities. If total liabilities of Company exceed $25,000 as of the Closing Date (excluding claims of the Converted Creditors which are forgiven as of the Closing Date in exchange for receipt of Parent Common Stock), after reduction for all liabilities that have been agreed to be paid in Parent Company Stock or product, the total number of shares of Parent Common Stock issuable will be reduced by one (1) share for each $5.75 by which those liabilities exceed $25,000.

         (b) Term of Warrants. In addition to the shares of Parent Common Stock, at the Effective Time, the Warrants to purchase an aggregate of 200,000 shares of Parent Common Stock shall be issued to the holders of Series B Preferred Stock and certain managers of the Company in the manner set forth in Exhibit B to this Agreement. The Warrants shall have an exercise price of $5.75 per share (subject to antidilution adjustments). The Warrants shall be in the form attached hereto as Exhibit C and allocated in the manner described in Exhibit B. The Warrants shall be exercisable beginning upon issuance and continuing until expiration, three (3) years after issuance.

         (c) Escrow. Parent Common Stock to be issued at the Effective Time pursuant to Section 1.9(a) and (b) hereof (none of which shares of Parent Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) with a value of $100,000 shall be withheld from the holders of the Series B Preferred Stock and the Series D Preferred Stock and placed in escrow (the "Escrow Amount") pursuant to Article VIII of this Agreement. If claims are made against Parent based on a breach of the representations and warranties by the Company, Parent may apply the shares held in escrow to satisfy these claims. To the extent that claims are not made against the shares held in escrow, Parent Common Stock with a value of $50,000 will be released six (6) months after the Closing Date, and the remainder will be released one (1) year after the Closing Date. This escrow shall not be the only remedy available to Parent for a breach of the representations and warranties made by the Company. For the purpose of this subsection, the value per share shall be deemed to equal the average of the daily closing sales prices per share of Parent Common Stock, as quoted on the OTC Bulletin Board, Nasdaq or any national securities exchange during the ten
(10) trading days prior to which the value of the Parent Common Stock is being calculated or, if any such day there are no sales reported, the average of the closing bid and ask prices for Parent Common Stock reported on that date.

         (d) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (e) Adjustments to Allocation of Shares. The allocation of shares of Parent Common Stock set forth in Exhibit B to this Agreement shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

         (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of Series B Preferred Stock and Series D Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of: (i) such fraction, multiplied by; (ii) the average closing price of a share of Parent Common Stock as reported on the OTC Bulletin

Board for the 30-day period ending three days prior to the Closing Date or, if any such day there are no sales reported, the average of the closing bid and ask prices for Parent Common Stock reported on that date.

         1.10 Dissenters' Rights

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Mass. Gen. L. Ann., Ch. 156 and Ch. 156B and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.9, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

         (b) Notwithstanding the provisions of Section 1.9, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Parent Common Stock as provided in Sections 1.9(a) and (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

         (c) The Company shall give Parent: (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Massachusetts Law and received by the Company; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent or as required by Massachusetts Law, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

         1.11 Surrender of Certificates

         (a) Exchange Agent. The Corporate Secretary of Parent shall serve as exchange agent (the "Exchange Agent") in the Merger.

         (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.8 and the Agreement of Merger in exchange for outstanding shares of Series B Preferred Stock and Series D Preferred Stock; provided, however, that, on behalf of the holders of Series B Preferred Stock and Series D Preferred Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.8. The portion of the Escrow Amount contributed on behalf of each holder of Series B Preferred Stock and Series D Preferred Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.9 by virtue of being an owner of outstanding shares of Series B Preferred Stock and Series D Preferred Stock as of immediately prior to the Effective Time.

         (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates"): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation (or an appropriate affidavit as provided in Section 1.13 hereof) to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to promptly receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.9(d) and Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.9, to which such holder is entitled pursuant to Section 1.9 and the Agreement of Merger, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.9.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.11, neither the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock or a Converted Creditor for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.12 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and after the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.13 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, if any, as may be required pursuant to Section 1.9; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.14 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code).

         1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                    REPRESENTATIONS/WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions disclosed in the disclosure schedule supplied by the Company to Parent (the "Company Schedules"), (it being understood that the Company has no employees and is no longer conducting business, but is attempting only to pay or reach settlements with its creditors, raise $1 million by the sale of Series D Preferred Stock and prepared to have this Agreement approved by its shareholders, and that all of the representations are qualified by the foregoing, and that none of the foregoing shall constitute a Material Adverse Effect) as follows:

       2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company not including any material adverse effect following the date of this Agreement on the business, assets (including intangible assets), financial condition or results of operations or prospects of the Company to the extent attributable to the Merger contemplated by this Agreement or changes in general conditions of the industry in which the Company operates (hereinafter referred to as a "Company Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Organization and Bylaws, each as amended to date, to Parent. Such Articles of Organization and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Articles of Organization or Bylaws.

       2.2 Subsidiaries. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Company has not agreed nor is Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

       2.3 Company Capital Structure

       (a) Outstanding Stock. The authorized Company Capital Stock consists entirely of 1,000,000 shares of Series B Preferred Stock, $ 0.001 par value per share, of which a total of 348,601 shares are issued and outstanding, 2,000,000 shares of Series C Preferred Stock, $ 0.001 par value per share, of which a total of no shares are issued and outstanding, 10,000,000 shares of Company Common Stock, $ 0.001 par value per share, of which a total of 1,697,808 are issued and outstanding. All such Company Capital Stock is now owned and held (and all of which at the Closing will be owned and held) only by the Company Shareholders. The Company Capital Stock is held by the persons, with the domicile addresses and in the amount set forth in Schedule 2.3(a). Immediately prior to the Merger, the Company intends to authorize and issue approximately 250,000 shares of its Series D Preferred Stock in order to comply with Section 7.3(g) of this Agreement. Immediately upon issuance, the shares of Series D Preferred Stock will be placed in escrow and will be released only immediately prior to the Effective Time. Other than the Series D Preferred Stock, no other shares of the Company Capital Stock are (or will at Closing be) authorized, issued or outstanding. No fractional shares of the Company Capital Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by the Company (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, the Company's Articles of Organization and other charter documents and all agreements to which the Company is a party.

       (b) No Options, Warrants or Rights. Except as set forth in Schedule 2.3(b), there are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of the Company's authorized but unissued Capital Stock or any securities convertible into or exchangeable for any shares of the Company Capital Stock or obligating the Company to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and the Company has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the Company Capital Stock from any record or beneficial holder of shares of the Company Capital Stock. No shares of the Company Capital Stock are reserved for issuance under any stock purchase, stock option or other benefit plan. As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding. All options expire, if not exercised immediately prior to the Effective Time.

       (c) No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of the Company Capital Stock. The Company is not under any obligation to register under the 1933 Act or otherwise any of its currently outstanding securities or any securities that may be subsequently issued.

       2.4 Authority. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The requisite shareholder approval will be obtained in accordance with the Company bylaws, charter provisions and the regulatory requirements of the Commonwealth of Massachusetts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders. The Company's Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the requirement of obtaining Company shareholder approval.

       2.5 No Conflict. Except as set forth in Schedule 2.5 of the Disclosure Schedule, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the Articles of Organization or Bylaws of the Company; or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

       2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing of the Agreement/Articles of Merger with the California Secretary of State and the Massachusetts Secretary of State; (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (iii) such other material consents, waivers, authorizations, filings, approvals and registrations which are set forth in Schedule 2.6.

       2.7 Company Financial Statements. Schedule 2.7 of the Disclosure Schedule sets forth true and correct copies of the Company's unaudited balance sheets as of November 30, 1999 and December 31, 1998 and the related statements of income
(loss). The Company Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the respective dates and during the respective period indicated therein.

       2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, known or unknown, matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP) ("Liabilities"), except for such Liabilities which have been incurred in the ordinary course of the Company's business consistent with past practice.

       2.9 No Changes. Except as set forth in Schedule 2.9 of the Disclosure Schedule, since the date of the balance sheet included in the Company interim financials, and through the date of this Agreement, there has not been, occurred or arisen any:

       (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices and except as contemplated by this Agreement;

       (b) amendments or changes to the Articles of Organization or Bylaws of the Company, except for filing of a Certificate of Designation, Preferences and Rights to establish and authorize the Series D Preferred Stock;

       (c) capital expenditure or capital commitment by the Company of more than $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

       (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

       (e) work stoppage, labor strike or other labor trouble, or any material action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

       (f) change in accounting methods, principles or practices (including any change in depreciation or amortization policies or rates) by the Company;

       (g) revaluation in any material respect by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable;

       (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, other than repurchases of Company Capital Stock from directors, officers, employees, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment or other services;

       (i) split, combination or reclassification of any Company Capital Stock;

       (j) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except for in the ordinary course of the Company's business or as the Company is obligated as of the date hereof;

       (k) granting of any increase in severance or termination pay or entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of the Merger;

       (l) material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound;

       (m) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest (except for those arising by operation of law and statute) in such assets or properties except in the ordinary course of business and consistent with past practices ("Liabilities"), or such liens or interests which do not materially impair the value or use of such assets or properties;

       (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

       (o) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company (other than as required by GAAP);

       (p) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

       (q) except as set forth in Schedule 2.3(b) or as contemplated by this Agreement (including the issue of shares of Series D Preferred Stock for cash), issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement;

       (r) event or condition of any character that has or reasonably would be expected to have a Company Material Adverse Effect; or

       (s) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations and other actions with Parent and its representatives regarding the transactions contemplated by this Agreement).

       2.10 Tax and Other Returns and Reports

       (a) Definition of Taxes. For the purposes of this Agreement, "Tax," or collectively "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

       (b) Tax Returns and Audits. Except as set forth in Schedule 2.10(b):

       (i) As of the Effective Time, the Company has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

       (ii) As of the Effective Time, the Company: (a) has paid or accrued all Taxes it is required to pay or accrue; and (b) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld as of that date.

       (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

       (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

       (v) The Company has no liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Interim Financials other than in the ordinary course of business consistent with past practice.

       (vi) The Company has provided to Parent copies of all foreign, federal and state income and all state sales and use Returns for all periods since the date of Company's Organization.

       (vii) There are (and as of immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such date.

       (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

       (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

       (x) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law pursuant to Section 280G, 404 or 162(m) of the Code.

       (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

       (xii) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return.

       (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

       (xiv) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any Tax authority to the Company or any representative thereof.

       (xv) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code.

       (xvi) The foregoing notwithstanding, there will be a cancellation of indebtedness income when Parent Common Stock is issued to Converted Creditors.

       2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of:

       (a) prohibiting or impairing in any material respect:

       (i) any material business practice of the Company;

       (ii) any acquisition of property (tangible or intangible) by the Company; or

       (iii) the conduct of business by the Company

       OR

       (b) after the consummation of the Merger, prohibiting or impairing in any material respect:

       (i) any material business practice of Parent;

       (ii) any acquisition of property (tangible or intangible) by Parent; or

       (iii) the conduct of business by Parent.

Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

       2.12 Title to Properties; Absence of Liens and Encumbrances

       (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). To the knowledge of the Company, the operations of the Company on such real property do not violate any applicable building code, zoning requirement, or classification or pollution control ordinance or statute relating to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

       (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which do not materially impair the value, or materially interfere with the present use, of such property and assets.

       (c) All facilities, machinery, equipment, fixtures, vehicles, and other properties owned or leased by the Company are: (i) adequate for the conduct of the business of the Company as currently conducted; and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Company Material Adverse Effect.

       (d) Except for the sharing of Company Customer Information (as defined herein) with any marketing or other strategic partner where such sharing would not, upon the termination or expiration of such relationship, have a Company Material Adverse Effect, the Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

       2.13 Governmental Authorization. Schedule 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity: (a) pursuant to which the Company currently operates or holds any interest in any of its material properties; or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance in all material respects with the terms of each Company Authorization.

       2.14 Intellectual Property

       (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

       (i) "Technology" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

       (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents, utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all industrial designs and any registrations and applications therefor throughout the world; (E) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (F) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (G) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and
(H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

       (iii) "Company Intellectual Property" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

       (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (A) Patents, including applications therefor;
(B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

       (v) For all purposes in this Section 2.14, the term "Company" shall be deemed to refer to both Company and any of its subsidiaries.

       (b) Schedule 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company and lists any proceedings or actions known to the Company before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

       (c) There are no facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, there are no materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right, and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

(d) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all Trademarks used by it in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company;
(ii) the Company owns exclusively, and has good title to, all Copyrights that are products of the Company or which the Company otherwise purports to own; and
(iii) to the extent that any Patents would otherwise be infringed by any product or services of the Company, such Patents constitute Company Intellectual Property.

       (e) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

       (f) With the exception of "shrink-wrap" or similar widely available commercially available end-user business software, Schedule 2.14(f) describes all Company Technology that has been developed or created by any third party for the Company in connection with the use or development of Company Products (as defined below) and identifies the related agreements. In connection with all Company Technology, the Company either: (i) has obtained ownership of, and is the exclusive owner of; or (ii) has obtained a license to all such third party's Intellectual Property Rights in such Technology that is sufficient for the conduct of the Company's business as currently conducted and as proposed to be conducted. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements (except for such breaches or failures to perform which are curable or waivable without cost or expense) and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. With respect to widely available commercially available end-user business software, all used by the Company and its employees of such software is pursuant to valid licenses, and there is no unauthorized use of third-party software by the Company or its employees in the course of their employment responsibilities.

       (g) All employees of the Company and consultants or other third parties engaged by the Company for the purpose of developing Company Intellectual Property have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

       (h) The Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Schedule 2.14(h), and all current and former employees, consultants and contractors of the Company have executed such an agreement.

       (i) Except as set forth in Schedule 2.14(i), no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

       (j) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

       (k) Schedule 2.14(k) lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

       (l) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

       (m) To the knowledge of the Company, the operation of the business of the Company as it was most recently conducted (none is presently conducted) by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

       (n) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

       (o) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

       (p) No: (i) product, technology, service or publication of the Company;
(ii) material published or distributed by the Company; or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

       (q) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in: (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them; (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company, Parent or Surviving Corporation, respectively, prior to the Closing.

       (r) All of the Company's products (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's mission critical Information Technology (as defined below) has been tested or certified by a third party to be Year 2000 Compliant, meaning that it will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

       2.15 Product Warranties; Defects; Liabilities. Each Company product manufactured, sold, licensed, leased or delivered by the Company in connection with its Company's business as presently conducted (the "Company Products") has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any current material liability or obligation for replacement or repair thereof except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty or other indemnity except as provided in the applicable standard terms and conditions of sale, license or lease or such guaranty, warranty or other indemnity that is implied or imposed by applicable law. Schedule 2.15 includes a copy of the standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, and professional services agreements.

       2.16 Agreements, Contracts and Commitments. Except as set forth in
Schedule 2.16(a), the Company is not currently a party to nor is it currently bound by:

       (a) any collective bargaining agreements;

       (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company at will;

       (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

       (d) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

       (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

       (f) any fidelity or surety bond or completion bond;

       (g) any lease of personal property having a value individually in excess of $25,000;

       (h) any agreement of indemnification or guaranty;

       (i) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

       (j) any agreement relating to capital expenditures and involving future payments in excess of $20,000;

       (k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of assets in excess of $25,000 not in the ordinary course of business, or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise,

       (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

       (m) any purchase order or contract involving $25,000 or more;

       (n) any construction contracts;

       (o) any dealer, distribution, joint marketing (excluding joint marketing agreements: (i) involving financial obligations or liabilities to the Company; or (ii) that do not involve rights to sell Company Products to end-users), development, content provider, destination site or merchant agreement;

       (p) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

       (q) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity;

       (r) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

       (s) any settlement agreement entered into since the Company's initial incorporation; or

       (t) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

       The Company has not, and has not received notice that it has, breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.16(a), Schedule 2.14(f) or Schedule 2.14(k) (any such agreement, contract or commitment, a "Contract"), nor has the Company breached, violated or defaulted under any Contract. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b) and to the Company's knowledge, is not subject to any material default thereunder by any party obligated to the Company pursuant thereto.

       2.17 Change of Control Payments. Schedule 2.17 sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of the Company as a result of or in connection with the Merger.

       2.18 Interested Party Transactions. Except as set forth in Schedule 2.18, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly: (a) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services; or (b) a beneficial interest in any contract or agreement set forth in Schedule 2.16(a), Schedule 2.14(f) or Schedule 2.14(k); provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice) or promissory notes of certain employees of the Company in connection with the exercise of Company Options under the Option Plan.

       2.19 Compliance with Laws. The Company is not in material conflict with, or in default or violation in any material respect of any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

       2.20 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Entity. Schedule 2.20 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

       2.21 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance applicable to the Company are listed in Schedule 2.21. The Company maintains, and has maintained, policies of insurance of the kinds, and in the amounts, reasonable and customary or companies of a similar size in business.

       2.22 Minute Books. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

       2.23 Environmental Matters. The Company: (a) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (b) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation under Environmental Laws; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. No Hazardous Materials are present in, on, or under any properties owned or leased at any time (including both land and improvements thereon) by the Company so as to give rise to any liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.23, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (i) the presence, or release into the environment, of any Hazardous Materials; or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

       2.24 Brokers' Fees. Except as set out in Schedule 2.24, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       2.25 Employee Matters and Benefit Plans

       (a) Definitions. The following terms shall have the meanings set forth below:

       (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

       (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

       (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to whether the Company has or may have any liability or obligation;

       (iv) "DOL" shall mean the United States Department of Labor.

       (v) "Employee" shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Affiliate;

       (vi) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

       (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

       (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

       (ix) "IRS" shall mean the Internal Revenue Service;

       (x) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

       (xi) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

       (b) Schedule. Schedule 2.25(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, whether or not accrued, under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

       (c) Documents. The Company has provided to Parent: (i) correct and complete copies of each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto, all related trust documents and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

       (d) Employee Plan Compliance. Except as set forth in Schedule 2.25(d):
(i) the Company has performed in all respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation of any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) each Company Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or

Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or Section 4975 through 4980 of the Code.

       (e) Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

       (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

       (g) No Post-Employment Obligations. Except as set forth in Schedule 2.25(g), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, health or other employee benefits to any person upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) or any other person would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

       (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Healthcare Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any similar provisions of state law applicable to its Employees which could reasonably be expected to result in material liability to the Company.

       (i) Effect of Transaction

         (i) Except as provided in Section 1.9 of this Agreement or as set forth in Schedule 2.25(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

         (ii) Except as set forth in Schedule 2.25(i)(ii), no payment or benefit which will or may be made by the Company or any of its respective affiliates with respect to any Employee resulting from the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

       (j) Employment Matters. Schedule 2.25(j) lists all current officers, directors and employees of the Company. The Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. Schedule 2.25(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

       (k) Labor. No work stoppage or labor strike against the Company is pending, or, to the Company's knowledge, threatened. To the Company's knowledge there are no activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.25(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.25(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

       (l) No Interference or Conflict. No shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would materially interfere with such person's efforts to promote the interests of the Company or that would materially interfere with the Company's business.

       2.26 Hart-Scott-Rodino Act. The Company: (i) is the "ultimate parent entity" of the Company as defined in 16 C.F.R. 801.1, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) is not a manufacturer as defined by the HSR Act; and (iii) does not hold total assets worth $10,000,000 or more as shown on its most recent regularly prepared balance sheet (including unaudited statements), and did not have net sales of $10,000,000 or more in its last fiscal year and therefore is not a $10 million person under the HSR Act.

       2.27 Bank Accounts. Schedule 2.27 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes.

       2.28 Indemnification Obligations. To the Company's knowledge, there is no action, proceeding or other event pending against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Articles of Organization, Bylaws or any agreement between the Company and any of such officers or directors.

       2.29 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement: (a) approved and deemed advisable, subject to shareholder approval, this Agreement and the transactions contemplated hereby;
(b) determined that the Merger is in the best interests of the shareholders of Company; and (c) recommended that the shareholders of Company approve the principal terms of this Agreement and approve the Merger.

       2.30 Shareholder Sophistication or Accredited Status

       Except as set forth in Schedule 2.30, all shareholders of Company are accredited investors (as defined in Rule 501 of the Securities Act of 1933), or sophisticated (as defined in Rule 506 of the Securities Act of 1933) in financial and business matter or employs a representative who is sophisticated.

       2.31 Creditor Consents. All creditors of the Company shall have signed an agreement either: (a) waiving their right to other compensation (as provided in Schedule 2.31(a)); or (b) indicating that they will accept payment of $0.33 for every dollar owed as payment if full for all debts due and owing from the Company (as provided in Schedule 2.31(b)), provided, however, liabilities will not exceed $25,000 pursuant to Section 5.1(r).

       2.32 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the

Merger (to the extent that such documents were prepared by or include information provided by the Company), such documentation (when read together) contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading, provided that it is agreed that the proxy statement need not comply with the proxy rules of the United States Securities and Exchange Commission and that the representation as to "omissions" will not impose any requirement greater than applicable law.

                                  ARTICLE III

               REPRESENTATIONS/WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

       3.1 Organization of Parent and Merger Sub. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent not including:
(i) any material adverse effect following the date of this Agreement on the business, assets (including intangible assets), financial condition or results of operations of Parent to the extent attributable to the Merger contemplated by this Agreement; (ii) changes in general conditions of the industry in which Parent operates; or (iii) any reduction in the trading price of Parent's Common Stock as reported on the OTC Bulletin Board (hereinafter referred to as a "Parent Material Adverse Effect") Parent or Merger Sub respectively or the ability of either to consummate the transactions contemplated hereby.

       3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. No vote of Parent stockholders is required with respect to this Agreement and the transactions contemplated thereby. This Agreement has been duly executed and delivered by Parent and Merger Sub respectively and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or rights under: (a) any provision of the Articles of Organization or Bylaws of Parent or the Articles of Organization or Bylaws of Merger Sub; or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for: (a) the filing of the Agreement of Merger with the Secretary of State of the State of California and with the Secretary of State of the Commonwealth of Massachusetts; and (b) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

       3.3 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable federal and state securities laws; provided, however, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

       3.4 SEC Filings; Parent Financial Statements

       (a) Parent has filed all forms, reports, registration statements and documents required to be filed by Parent with the SEC and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the closing) are referred to herein as the "Parent SEC Reports;" provided that any Parent SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC
Reports: (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports; and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries on the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

       3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred any material adverse change in the financial condition, liabilities, assets or business of Parent. For purposes of this section, a reduction in the trading price of Parent's Common Stock, as reported by the OTC Bulletin Board, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

       3.6 Litigation. Except as disclosed in Parent SEC Reports, there are no suits, claims, actions or proceedings, pending or, to the knowledge of Parent, threatened against, or relating to or affecting Parent or Merger-Sub or any of their subsidiaries, before any Governmental Entity that seeks to enjoin or restrain the consummation of the transactions contemplated by this Agreement or which reasonably be expected either singularly or in the aggregate to be material to Parent or its financial condition.

       3.7 Brokers' Fees. Neither Parent nor Merger-Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION

       4.1 Securities Act Exemption. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

       4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL,

       SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

       4.3 The Company Shareholders' Restrictions Regarding Securities Law Matters. Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

       (a) Such shareholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

       (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless: (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule; (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock; or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

       5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time provided that it is understood that the Company is no longer conducting business and does not plan to conduct business prior to the effectiveness of the Merger. The Company shall promptly notify Parent of any materially adverse event involving or affecting the Company or its business of which it becomes aware.

         In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following (except as contemplated by this Agreement):

       (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan or authorize cash payments in exchange for any such options;

       (b) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

       (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to non-exclusive end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall:
(i) contain any right of refund to the license (other than refusal rights consistent with established past practices); or (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights;

       (d) Except in the ordinary course of business, enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights with respect to any products of the Company;

       (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

       (f) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

       (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

       (h) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to the term set forth in the applicable stock option or purchase agreements in effect on the date hereof;

       (i) Except for the issuance of Series D Preferred Stock contemplated by this Agreement, issue, grant, deliver, sell, pledge or authorize, or otherwise encumber or propose to do any of the foregoing, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of Series D Preferred Stock, and the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment);

       (j) Cause or permit any amendments to its Bylaws or Articles of Organization, except in connection with the issuance of Series D Preferred Stock;

       (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount which are material, individually or in the aggregate, to the Company's business, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

       (l) Sell, lease, license, encumber or otherwise dispose of any properties or assets except equipment leases, non-exclusive end-user licenses of Company Products, sales of inventory in the ordinary course of business consistent with past practice or except for the sale, lease or disposition (other than through licensing) of a property or assets which are not material, individually or in the aggregate, to the business of Company;

       (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, or enter into any "keep well" or other agreement to maintain any financial statement condition of any third party other than in connection with the financing of ordinary course trade payables consistent with past practice;

       (n) Grant any severance or termination pay: (i) to any director or officer; or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

       (o) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice.

       (p) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

       (q) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP, make any change in accounting methods, principles or practices;

       (r) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

       (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

       (t) Enter into any strategic alliance, joint development or joint marketing agreement;

       (u) Commence a lawsuit other than: (i) for the routine collection of bills; (ii) in such cases where the Company, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit; or (iii) for a breach of this Agreement;

       (v) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

       (w) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a)(2)(D) of the Code, whether or not otherwise permitted by the provisions of this Article V; or

       (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (y) above.

       5.2 Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and any other applicable law in connection with the transaction provided for in this Agreement.

       5.3 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither the Company nor will the Company permit any of its officers, directors, agents, representative or affiliates to directly or indirectly, take any of the following actions with any party other than Parent and its designees:
(a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company Capital Stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction; (b) disclose any non-public information to any person concerning the Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records; (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets; or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled to at law or in equity. It is understood that Company directors may take such action as is required to discharge their fiduciary duties.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

       6.1 Shareholder Approval. The Company shall, as promptly as practicable after the date hereof and in accordance with Massachusetts Law and the Company's Articles of Organization and Bylaws, seek to obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger. The Company shall ensure that the shareholder approval is solicited in compliance with Massachusetts Law and the Articles of Organization and Bylaws of the Company. The Company agrees to use its best efforts and to take all action reasonably necessary or advisable to secure the necessary votes required by Massachusetts Law to effect the Merger.

       6.2 Access to Information. The Company shall afford Parent and its accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to: (a) all of the properties, books, contracts, commitments and records of the Company; (b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request; and (c) all key employees of the Company as identified by Parent. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

       6.3 Confidentiality. All information not previously disclosed to the public which shall have been furnished by the Company or Parent to the other party shall not be disclosed prior to the Closing Date to any person other than the party's respective employees, legal counsel, and accountants, in confidence, or used for any purpose other than as contemplated herein. In the event that the sale of the Assets shall not be consummated, all such information, including any schedule, analysis or other documents prepared by Seller or Buyer, which shall be in writing, shall remain confidential. The parties acknowledge that disclosure by a party of such information except as permitted hereunder may result in substantial harm to the other party.

       6.4 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to the Company's Board or to Company shareholders pursuant to Section 6.2) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

       6.5 Consents. The Company shall promptly apply for or otherwise seek and use reasonable commercial efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts which are necessary in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in
Schedule 2.6.

       6.6 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

       6.7 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

       6.8 Best Efforts; Additional Documents and Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (a) the taking of all acts reasonably necessary to cause the conditions precedent set forth in Article VI to be satisfied; (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from

Governmental Entities required hereunder and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (c) the obtaining of all necessary consents, approvals or waivers from third parties; (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (e) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

       6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of: (a) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement; and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

       6.10 Reorganization. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a)(2)(D) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent, and each hereby agrees to use best efforts to cause the Merger to qualify as a tax-free reorganization under
Section 368(a)(2)(D) of the Code. Parent and the Surviving Corporation agree not to take any action following the Effective Time that could reasonably be expected to cause the Merger to fail to constitute a "reorganization" under
Section 368(a)(2)(D) of the Code. This Section 6.10 shall survive the consummation of the Merger at the Effective Time.

       6.11 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use reasonable good faith efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

       6.12 Indemnification

       (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to fulfill and honor in all respects the indemnification and other obligations of the Company pursuant to the Company's Articles of Organization or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 6.17 shall be referred to herein as, collectively, the "Indemnified Parties").

       (b) This Section 6.13 shall survive consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

       6.13 Termination of Company Investor Rights. The Company shall terminate as of the Closing of all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

       6.14 401(k) Plan. The Company agrees to terminate the 401(k) plan of the Company (if there is a 401(k) plan) and all other Company employee plans immediately prior to the Effective Time in a manner reasonably acceptable to Parent, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election prior to the Effective Time.

       6.15 Raising of Additional Capital.. The Company agrees that it will use its best efforts to raise no less than $1,000,000 in cash from the sale of its Series D Preferred Stock by no later than December 17, 1999 (the "Series D Offering"). The Company shall conduct the Series D Offering in accordance with all applicable state and federal securities laws, and shall take all required steps to assure that the offer and sale of the Series D Preferred Stock is exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. The Company shall place the proceeds received from the offering of the Series D Preferred Stock into a separate escrow account maintained with the law firm of Evers & Hendrickson, LLP, counsel to Parent, and such proceeds shall not be released from the escrow until: (i) immediately prior to the Closing, at which time the proceeds will be released to the Company; or (ii) as of such time as this Agreement is terminated, in which case the proceeds shall be returned to investors. The Company agrees that it shall retain no less than $1,000,000 of proceeds received from the Series D Offering ("Retained Amount") once the funds have been released from escrow, and that it shall not pay the Retained Amount to any creditor, shareholder or other person whatsoever (or enter into any commitment to do so) prior to or as of the Effective Time.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

       7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

       (a) Shareholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Organization.

       (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. Nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

       (c) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved, which approval shall not be unreasonably withheld, a schedule (the "Closing Date Payment Schedule") reflecting, as of the Effective
Time: (i) for each holder of Series B Preferred Stock and Series D Preferred Stock and each Converted Creditor, the number of shares of Series B Preferred Stock and Series D Preferred Stock held or the amount of the claim being converted (as the case may be), the aggregate number of shares of Parent Common Stock payable to such holder or creditor in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.9) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares; and (ii) for each holder of Series B Preferred Stock and certain managers of the Company, the number of Warrants to purchase shares of Parent Common Stock, the number of shares of Parent Common Stock issuable upon exercise (in accordance with Section 1.9), and the per share exercise price.

       7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

       (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Date, except for changes contemplated by this Agreement or which do not have a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

       (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

       (c) Legal Opinion. The Company shall have received a legal opinion from Evers & Hendrickson, LLP, counsel to Parent, in substantially the form attached hereto as Exhibit D.

       7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

       (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement or which do not have a Company Material Adverse Effect (taking into account the provisions of the first paragraph of Article II) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time (subject, however, to the requirement that Section 2.3(c) and the provisions of Section 2.3(a) and (b) that address the outstanding capital stock of the Company and the reserves of stock set aside for outstanding options, warrants and other capital commitments shall be true and accurate without regard to the Material Adverse Effect qualification); and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

       (b) Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

       (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6 where the failure to obtain such consents, approval and waivers would have a Company Material Adverse Effect.

       (d) Legal Opinion. Parent shall have received a legal opinion from Ropes & Gray, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.

       (e) Termination of Company Investor Rights. Parent shall have been furnished evidence reasonably satisfactory to it that all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

       (f) Escrow Schedule. The Company shall have executed and delivered to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

       (g) Raise $1,000,000. The Company shall have raised $1,000,000 in cash from the sale of Series D Preferred stock in accordance with Section 6.15.

       (h) Liabilities Must Not Exceed $50,000. Total liabilities of Company must not exceed $50,000, after excluding Converted Creditors who have agreed to be paid in Parent Common Stock.

       7.4 Consents/Covenants from Creditors. All of the Converted Creditors shall have executed agreements, in a form reasonable to the Company, acknowledging their waiver and release of the Company from all liability for all amounts owed in exchange for the receipt of Parent Common Stock and the status of such creditors as accredited investors or the sophistication of such creditors with respect to their acquisition of Parent Company Stock. All other creditors of the Company shall have signed agreements either: (1) waiving their rights to other compensation; or (b) indicating that they will accept payment of $0.33 for every dollar owed as payment if full for all debts due and owing from the Company.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

       8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate not later than 5:00 p.m., California time, the date which is one year following the Closing Date (the "Expiration Date"); provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof, shall survive until the expiration of all applicable statues of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

       8.2 Escrow Arrangements

       (a) Escrow Fund. At the Effective Time the holders of Series B Preferred Stock and Series D Preferred Stock will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any holder, will be deposited with The Pacific Bank, 100 Montgomery Street, San Francisco, California 94104 (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Sections 1.9(a) and (b) and shall be in the respective share amounts and percentages listed opposite each such Company's shareholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). All shares of Parent Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) of the shareholders of the Company made in any instrument executed by the shareholders in connection with the transactions contemplated hereby; (ii) any failure by the Company or its shareholders to perform or comply with any covenant contained herein or in any agreement or instrument contemplated hereby; and (iii) any legal or other fees and expenses, interest, fees or penalties related thereto. Parent may not receive any shares from the Escrow Fund, however, unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (e) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses in excess of the $50,000 threshold for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII.

       (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate upon the earlier of: (i) the date on which Parent has received audited financial statements together with a report thereon from Parent's independent auditors covering the combined results of Parent and Company for the first fiscal year of Parent ending after the Closing Date; or (ii) at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this
Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the former holders of Series B Preferred Stock and Series D Preferred Stock shall be deemed to be the record holders of their respective amounts of the Parent Common Stock comprising the Escrow Amount.

       (c) Protection of Escrow Fund

       (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

       (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

       (iii) Each former holder of Series B Preferred Stock and Series D Preferred Stock shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

       (d) Claims Upon Escrow Fund

       (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses; and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

       (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued in the manner described in Section 1.9(c) of this Agreement. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

       (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

       (f) Resolution of Conflicts; Arbitration.

       (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

       (ii) If no such agreement is reached within sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

       (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

       (g) Securityholder Agent of the Shareholders; Power of Attorney.

       (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Michael Benjamin shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each former shareholder of the Company (except such shareholders, if any, as shall have perfected their dissenters' rights under Massachusetts Law), for and on behalf of former shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the former shareholders of the Company.

       (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The former shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

       (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the former shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

       (i) Third-Party Claims.

         (i) If any third party shall notify Parent or its affiliates hereto with respect to or if Parent shall become aware of any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim and of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the former Company shareholders from any obligation hereunder unless the Securityholder Agent and the former Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the former Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

         (ii) In case any Third Party Claim is asserted against Parent or its affiliates, Parent shall notify the Securityholder Agent thereof pursuant to
Section 8.2(i)(i) hereinabove, and Parent shall be entitled to assume the defense thereof, with counsel selected by Parent.

         (iii) In the event that Parent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, the Securityholder Agent may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of the Company shareholders independent of the Escrow Fund.

         (iv) In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the former Company shareholders will cooperate with Parent or its affiliates in the defense of that claim and will use reasonable efforts to provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will use reasonable efforts to make available all individuals reasonably requested by Parent for investigation, depositions and trial.

       (j) Escrow Agent's Duties.

         (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for: (A) any act or failure to act made or omitted in good faith; or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

         (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon such appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

         (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

         (l) Maximum Liability and Remedies. Except for intentional fraud and willful misconduct, the rights of Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement (or in any certificate, instrument, schedule, statement or document delivered in connection with the Merger) and no former shareholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date:

         (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

         (b) by either Parent or the Company if: (i) the Closing Date has not occurred by December 31, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

         (c) by Parent, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company; or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

         (d) by Parent, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) calendar days after written notice to the Parent through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) (but no cure period shall be required for a breach which by its nature reasonably cannot be cured);

         (e) by the Company if, it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten (10) calendar days after written notice to the Company through the exercise of the reasonable best efforts of the Parent or Merger Sub, then for so long as the Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this

Agreement under this Section 9.1(e) (but no cure period shall be required for a breach which by its nature reasonably cannot be cured).

         Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         9.2 Effect of Termination. Any termination of this Agreement under
Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except: (a) as set forth in Sections 6.4, 6.5, this Section 9.2 and Article X (general provisions, including expenses) and provisions which provide expressly that they survive termination, each of which shall survive the termination of this Agreement; and (b) nothing herein shall relieve any party from liability for any breach of this Agreement prior to its termination.

         9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company.

         9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations of the other party hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or at the time sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:



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

         (a) if to Parent or Merger Sub, to:

                Zapworld.com, Inc.
                117 Morris Street
                Sebastopol, California 95472
                Attention:    Garry Starr, President
                Telephone:(707) 824-4150
                Facsimile:(707) 824-4159

                with a copy to:

                Evers & Hendrickson, LLP
                155 Montgomery Street, 12th Floor
                San Francisco, California  94104
                Attention:    William D. Evers, Esq.
                Telephone:(415) 772-8100
                Facsimile:(415) 772-8101

         (b) if to the Company, to:

                EMPower Corporation
                210 Broadway, Building 3
                Everett, Massachusetts 02149
                Attention:    Michael Benjamin
                Telephone:(617) 387-7200
                Facsimile:(617) 387-7224

                with a copy to:

                Ropes & Gray
                One International Place
                Boston, Massachusetts 02110
                Attention: Howard K. Fuguet, Esq.
                Telephone:(617) 951-7000
                Facsimile:(617) 951-7050

         (c) if to the Securityholder Agent:

                EMPower Corporation
                210 Broadway, Building 3
                Everett, Massachusetts 02149
                Attention:    Michael Benjamin
                Telephone:(617) 387-7200

         Facsimile:(617) 387-7224 (d)if to the Escrow Agent:

                The Pacific Bank
                100 Montgomery Street
                San Francisco, California 94104
                Attention:    Ronald Garcia
                Telephone:(415) 576-2556
                Facsimile:(415) 576-2556

       10.2 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

       10.3 Interpretation. For purposes of this Agreement, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

       10.5 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to a wholly-owned subsidiary provided that Parent remain primarily liable for its obligations hereunder.

       10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       10.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

       10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto consents to the jurisdiction and venue of the federal and state courts for San Francisco, California for purposes of any action arising out of this Agreement, and agrees that process may be served upon them in any manner authorized by this Agreement for delivery of notices, and waives any covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

       10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

       10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       10.11 Miscellaneous. Merge Sub hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of the Company, and any obligation thereafter incurred by Merger Sub, including the obligation created by section eighty-five of MGLA 156B, so long as any liability remains outstanding against the Company or Merger Sub in the Commonwealth of Massachusetts, and Merger Sub hereby irrevocably appoints the state secretary of the Commonwealth of Massachusetts as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in MGLA chapter one hundred and eight-one.

       IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


EMPower Corporation                          Zapworld.com, Inc.
a Massachusetts corporation                  a California corporation


By:   /s/ Michael Benjamin                   By:    /s/ Gary Starr
      -----------------------------                 ----------------------------
      Michael Benjamin                              Gary Starr
      President                                     President



SECURITYHOLDER AGENTS                        EmPower Acquisition, Inc.
                                             a California corporation


By:   /s/ Michael Benjamin                   By:    /s/ Gary Starr
      -----------------------------                 ----------------------------
           Michael Benjamin                         Gary Starr
                                                    President